SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 19, 2002

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip code)

Registrant's telephone number, including area code:
(503) 813-5000

(Former Name or Former Address, if changed since last report)

Item 5.   OTHER EVENTS

On July 18, 2002, the Oregon Public Utility Commission issued an order allowing PacifiCorp to recover $137.0 million of excess power costs, as per the ScottishPower plc press release dated July 19, 2002, attached as Exhibit 99.

The Oregon order will allow PacifiCorp to recover some of the costs incurred to serve Oregon customers during the regional wholesale power crisis of 2000/2001.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits.

               99.  ScottishPower plc Press Release dated July 19, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
PACIFICORP (Registrant) By /s/ Andrew P. Haller Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date:       July 22, 2002